EXHIBIT 10.1

Cleco Corporate Holdings LLC 2030 Donahue Ferry Road P. O. Box 5000 Pineville, LA 71361-5000 318-484-7400 www.cleco.com

SUPPLEMENTAL AGREEMENT
This agreement is entered into between Cleco Corporate Holdings LLC (hereinafter referred to as “Cleco”) and Mark Kleehammer (hereinafter referred to as "Employee") on May 16, 2023. The terms set forth below will govern the amount, disbursement, and pay-back provisions of the payments agreed up on between both parties. The conditions have been entered into with the consent and understanding of each of the parties involved.

CLECO RESPONSIBILITIES
Cleco agrees to pay amounts as follows:
Sign On Bonus:
•$200,000 as a sign-on bonus paid to the Employee on the first payroll date after the Employee has been employed at Cleco for two full weeks, and
•$220,000 paid on the first pay period in November 2023
STIP Payouts:
•Targeted $198,300 paid out subject to corporate and individual performance at the officer award level approved by the Leadership Development & Compensation Committee for the performance period that ends December 31, 2023
LTIP Payouts:
Employee shall be eligible to receive incentives (as defined by the Cleco Corporate Holdings LLC Long-Term Incentive Compensation Plan), subject to the Company agreed upon measures as established by the Leadership Development & Compensation Committee.
◦Cycle 2021-2023 paid March 2024-The greater of either:
▪Estimated $467,500 ($425,000 base salary x 110% LTIP target) at the award level approved by the Leadership Development & Compensation Committee for the 2021-2023 three-year performance cycle that ends December 31, 2023
        or
$251,000
◦Cycle 2022-2024 paid March 2025- The greater of either:
▪Estimated $467,500 ($425,000 base salary x 110% LTIP target) at the award level approved by the Leadership Development & Compensation Committee for the 2022-2024 three-year performance cycle that ends December 31, 2024
        or
$203,000

◦Cycle 2023-2025 paid March 2026 - The greater of either:
▪The target amount per your offer letter at the award level approved by the Leadership Development & Compensation Committee for the 2023-2025 three-year performance cycle that ends December 31, 2025
            or
$187,000

All monies paid to the Employee as a bonus will be paid after withholding of any taxes that are required by law to be deducted, including federal and state taxes and Social Security. Therefore, the amount actually received by the Employee will be less than the gross amount of the bonus amount since appropriate taxes will have been deducted at the time of payment. All payments received by Employee under this Supplemental Agreement (sign on bonus, STIP, and LTIP), shall collectively be the “Bonus Payments.”

EMPLOYEE RESPONSIBILITIES
While the Employee may leave Cleco employment at any time, he agrees to reimburse Cleco some or all of the monies received as a bonus if the Employee withdraws from the position prior to the start date or leaves Cleco employment before the bonus re-payment provisions have been satisfied as described below.
The Employee agrees to return a pro-rata portion of the bonus if he ceases to be employed by Cleco Corporate Holdings LLC or any of its subsidiaries voluntarily or for cause before the end of the Bonus Repayment Period. For the purpose of this Agreement, the Bonus Repayment Period is twenty-four (24) months after receiving each bonus. Each month of a Bonus Repayment Period is considered satisfied when the Employee is employed by Cleco Corporate Holdings LLC or any of its subsidiaries on the last day of the calendar month. Each Bonus Payment will have its own Bonus Repayment Period calculated from its date of receipt.
The Employee will repay Cleco an amount equal to the Bonus Payments/24 for each full month of the Bonus Repayment Period that is not satisfied. Repayment will be immediately due upon termination and the Employee hereby authorizes Cleco to deduct the full balance of such repayment from the Employee’s final paycheck. The Employee agrees to pay Cleco any remaining balance not covered by the final paycheck.

JOINT AGREEMENT
Both parties stipulate that this Agreement in no way constitutes a contract of employment and in no way alters the unfixed or indefinite duration of the Employee's employment. The parties recognize that either party may discontinue employment at any time, for any reason, with or without notice.

William G. Fontenot                          Mark Kleehammer
Cleco Corporate Holdings LLC (print)                Employee (print)

/s/ William G. Fontenot                          /s/ Mark Kleehammer
Cleco Corporate Holdings LLC (signature)            Employee (signature)

Date: May 19, 2023                     Date: May 16, 2023